                                                                    EXHIBIT 99.4


                               WORLDWEB.NET, INC.
                                    --------

                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1998 AND 1999
                  AND FOR EACH OF THE THREE YEARS IN THE PERIOD
                             ENDED DECEMBER 31, 1999
                                       AND
                                 REPORT THEREON

                               WORLDWEB.NET, INC.
                                     -------


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




                                                                   Page(s)
                                                                   -------
Report of Independent Accountants ..............................      2

Consolidated Balance Sheets ....................................      3

Consolidated Statements of Operations ..........................      4

Consolidated Statement of Changes in Stockholders' Deficit .....      5

Consolidated Statements of Cash Flows ..........................      6

Notes to the Consolidated Financial Statements .................      7-26

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of worldweb.net, inc.

        In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of worldweb.net, inc. and subsidiary at December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP


March 31, 2000

                               WORLDWEB.NET, INC.

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1999
                                    --------

                                                                                           1998                 1999
                                                                                       ------------         ------------
                                ASSETS

Current assets:
  Cash and cash equivalents                                                            $    142,275         $ 12,262,971
  Accounts receivable, net of allowances of $62,550 and $79,311,
   respectively                                                                             139,432              327,572
  Prepaid expenses and other current assets                                                  60,736              357,032
                                                                                       ------------         ------------
         Total current assets                                                               332,443           12,947,575
Property and equipment, net                                                                 311,943              800,998
                                                                                       ------------         ------------
         Total assets                                                                  $    654,386         $ 13,748,573
                                                                                       ============         ============

             LIABILITIES, MANDATORILY REDEEMABLE SECURITIES
                  AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable and accrued expenses                                                $    431,622         $  1,432,146
  Note due to stockholder                                                                         -               48,673
  Deferred revenue                                                                          249,204              646,336
  Capital lease obligations, current portion                                                 25,776               74,031
                                                                                       ------------         ------------
         Total current liabilities                                                          706,602            2,201,186
Capital lease obligations, net of current portion                                            55,815              148,999
                                                                                       ------------         ------------
         Total liabilities                                                                  762,417            2,350,185
                                                                                       ------------         ------------

Mandatorily redeemable securities:
 Mandatorily redeemable convertible preferred stock Series A, $.01 par value;
  1,219,512 and 1,249,536 shares authorized at December 31, 1998 and 1999, respectively; 946,340 and 1,249,536 shares issued and outstanding at December
  31, 1998 and 1999, respectively (liquidation preference $3,090,784 at
  December 31, 1999)                                                                      1,860,342            2,673,167
 Mandatorily redeemable convertible preferred stock Series B,
  $.01 par value; (no shares authorized, issued and outstanding at December 31,
  1998);13,888,658 shares authorized, issued and outstanding at December 31,
  1999 (liquidation preference $27,171,525 at December 31, 1999)                                  -           11,936,667
                                                                                       ------------         ------------
             Total mandatorily redeemable securities                                      1,860,342           14,609,834
                                                                                       ------------         ------------

Stockholders' equity (deficit):
 Common stock; $.002 par value; 32,500,000 and 54,374,924 shares authorized at
  December 31, 1998 and 1999; respectively, 26,250,000 and 26,375,000 shares
  issued and outstanding at December 31, 1998 and 1999, respectively                         52,500               52,750
 Additional paid-in capital                                                                 730,652            8,659,393
 Accumulated deficit                                                                     (2,336,181)         (11,508,245)
 Treasury stock; 8,057,500 shares at December 31, 1998 and
   1999, respectively, at cost                                                             (415,344)            (415,344)
                                                                                       ------------         ------------
         Total stockholders' equity (deficit)                                            (1,968,373)          (3,211,446)
                                                                                       ------------         ------------
         Total liabilities, mandatorily redeemable securities
           and stockholders' equity (deficit)                                          $    654,386         $ 13,748,573
                                                                                       ============         ============

   The accompanying notes are an integral part of these financial statements.

                               WORLDWEB.NET, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999
                                    --------


                                                                               1997               1998               1999
                                                                           ------------       ------------       ------------
Revenue                                                                    $    845,499       $    963,653       $  1,662,159
Cost of revenue                                                                 440,062            660,100          1,361,518
                                                                           ------------       ------------       ------------
                                                                                405,437            303,553            300,641
                                                                           ------------       ------------       ------------
Operating expenses:
  Sales and marketing                                                           164,123            931,322          4,791,578
  Research and development                                                       96,918            752,358          2,132,732
  General and administrative                                                    387,073            449,621          1,775,121
                                                                           ------------       ------------       ------------
        Total operating expenses                                                648,114          2,133,301          8,699,431
                                                                           ------------       ------------       ------------
        Loss from operations                                                   (242,677)        (1,829,748)        (8,398,790)

Interest income                                                                     766              5,260             12,976
Interest expense                                                                (14,158)           (94,838)          (786,250)
                                                                           ------------       ------------       ------------
        Net loss                                                               (256,069)        (1,919,326)        (9,172,064)
Accretion and dividends related to mandatorily redeemable convertible
  preferred securities                                                                -             (5,142)          (165,039)
                                                                           ------------       ------------       ------------
        Net loss available to common stockholders                          $   (256,069)      $ (1,924,468)      $ (9,337,103)
                                                                           ============       ============       ============

Basic and diluted net loss per share                                       $      (0.01)      $      (0.10)      $      (0.50)
                                                                           ============       ============       ============

Shares used in basic and diluted per share calculation                       23,989,726         18,420,090         18,545,548
                                                                           ============       ============       ============

   The accompanying notes are an integral part of these financial statements.

                               WORLDWEB.NET, INC.

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                     -------


                                                         Common Stock                  Additional
                                                 ------------------------------        Paid-in           Accumulated
                                                    Shares             Amount          Capital            Deficit
                                                 ------------      ------------      ------------       ------------
Balance at December 31, 1996                       25,000,000      $     50,000      $    157,753       $   (160,786)
Issuance of common stock
  in exchange for services                          1,250,000             2,500           122,500                  -
Acquisition of treasury stock                               -                 -                 -                  -
Net loss                                                    -                 -                 -           (256,069)
                                                 ------------      ------------      ------------       ------------
Balance at  December 31, 1997                      26,250,000            52,500           280,253           (416,855)
Acquisition of treasury stock                               -                 -                 -                  -
Issuance of common stock warrants in
  connection with Series A preferred stock                  -                 -           455,541                  -
Accretion on Series A preferred stock                       -                 -            (5,142)                 -
Net loss                                                    -                 -                 -         (1,919,326)
                                                 ------------      ------------      ------------       ------------
Balance at December 31, 1998                       26,250,000            52,500           730,652         (2,336,181)
                                                 ------------      ------------      ------------       ------------
Issuance of common stock in exchange
    for services                                      125,000               250            62,250                  -
Deemed interest related to note
   payable to stockholder                                   -                 -            26,563                  -
Issuance of common stock warrants in
   connection with Series B preferred stock                 -                 -         7,717,856                  -
Dividend and accretion on preferred stock                   -                 -          (165,039)
Debt discount on convertible notes                          -                 -           287,111                  -
Net loss                                                    -                 -                 -         (9,172,064)
                                                 ------------      ------------      ------------       ------------
Balance at December 31, 1999                       26,375,000      $     52,750      $  8,659,393       $(11,508,245)
                                                 ============      ============      ============       ============

                                                         Treasury Stock
                                                 ------------------------------
                                                    Shares             Amount             Total
                                                 ------------       ------------       ------------
Balance at December 31, 1996                                -       $          -       $     46,967
Issuance of common stock
  in exchange for services                                  -                  -            125,000
Acquisition of treasury stock                      (2,500,000)           (65,344)           (65,344)
Net loss                                                                                   (256,069)
                                                 ------------       ------------       ------------
Balance at  December 31, 1997                      (2,500,000)           (65,344)          (149,446)
Acquisition of treasury stock                      (5,557,500)          (350,000)          (350,000)
Issuance of common stock warrants in
  connection with Series A preferred stock                  -                  -            455,541
Accretion on Series A preferred stock                       -                  -             (5,142)
Net loss                                                    -                  -         (1,919,326)
                                                 ------------       ------------       ------------
Balance at December 31, 1998                       (8,057,500)          (415,344)        (1,968,373)
                                                 ------------       ------------       ------------
Issuance of common stock in exchange
    for services                                            -                  -             62,500
Deemed interest related to note
   payable to stockholder                                   -                  -             26,563
Issuance of common stock warrants in
   connection with Series B preferred stock                 -                  -          7,717,856
Dividend and accretion on preferred stock                   -                  -           (165,039)
Debt discount on convertible notes                          -                  -            287,111
Net loss                                                    -                  -         (9,172,064)
                                                 ------------       ------------       ------------
Balance at December 31, 1999                       (8,057,500)      $   (415,344)      $ (3,211,446)
                                                 ============       ============       ============


   The accompanying notes are an integral part of these financial statements.

                               WORLDWEB.NET, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                    --------


                                                                                         1997            1998             1999
                                                                                     ----------      -----------      -----------
RECONCILIATION OF NET OPERATING LOSS TO NET CASH USED IN OPERATING ACTIVITIES:
  Cash flows from operating activities:
    Net loss                                                                         $ (256,069)     $(1,919,326)     $(9,172,064)
    Adjustments to reconcile net loss to net cash used in operating activities:
     Issuance of common stock in exchange of services                                   122,500                -           62,250
     Depreciation                                                                        67,882           96,181          298,326
     Issuance of common stock warrants                                                        -                -          240,725
     Debt discount                                                                            -                -          287,111
     Deemed interest                                                                          -                -           26,563
     Changes in assets and liabilities:
       Accounts receivable, net                                                         (87,614)           3,855         (188,140)
       Prepaids and other current assets                                                 (4,921)         (51,332)        (296,296)
       Accounts payable and accrued expenses                                              3,713          357,522        1,000,524
       Accrued interest converted into preferred stock                                        -           90,786          125,493
       Deferred revenue                                                                  29,011          177,056          397,132
                                                                                     ----------      -----------      -----------
             Net cash used in operating activities                                     (125,498)      (1,245,258)      (7,218,376)
                                                                                     ----------      -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                    (47,111)        (192,714)        (551,077)
                                                                                     ----------      -----------      -----------
             Net cash used in investing activities                                      (47,111)        (192,714)        (551,077)
                                                                                     ----------      -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of redeemable preferred stock                                                      -          250,000       18,525,000
  Issuance costs redeemable preferred stock                                                   -          (30,044)      (1,221,453)
  Proceeds  from issuance of common stock                                                 2,500                -              250
  Proceeds from issuance of convertible loan                                            500,000        1,500,000        2,650,000
  Principal payments on capital lease obligations                                        (7,074)         (14,282)         (63,648)
  Principal payments on note payable stockholders                                       (20,475)         (44,869)        (150,000)
  Purchase of treasury stock                                                                  -         (350,000)               -
  Borrowings on line of credit                                                          596,000                -          230,000
  Borrowings on secured bridge loan                                                           -                -        3,000,000
  Borrowings on notes payable to stockholders                                                 -                -          150,000
  Repayments on secured bridge loan                                                           -                -       (3,000,000)
  Repayments on line of credit                                                         (629,000)               -         (230,000)
                                                                                     ----------      -----------      -----------
             Net cash provided by financing activities                                  441,951        1,310,805       19,890,149
                                                                                     ----------      -----------      -----------

Net increase (decrease) in cash and cash equivalents                                    269,342         (127,167)      12,120,696
Cash and cash equivalents, beginning of year                                                100          269,442          142,275
                                                                                     ----------      -----------      -----------
Cash and cash equivalents, end of year                                               $  269,442      $   142,275      $12,262,971
                                                                                     ==========      ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      NATURE OF BUSINESS AND BASIS OF PRESENTATION

        worldweb.net, inc. (the "Company") is a leading provider of XML content management solutions that enable users to create, manage, deploy, deliver and modify content on an enterprise wide scale. The Company was considered to be in the development stage from inception (October 12, 1994) through December 31, 1998.

        The Company was incorporated in the state of Delaware on October 12, 1994. In December 1998, the Company began operating under the trade name worldweb.net. During the year ended December 31, 1999 the Company established a wholly owned subsidiary, worldweb.net Europe, inc.

        The Company's business plan contemplates ongoing enhancements of the Company's primary software product, Expressroom, and development of other products and services. The Company has incurred losses since inception and at December 31, 1999 has an accumulated deficit of $11,508,245. Realization of the business plan will require the Company to raise additional capital. The accompanying financial statements are presented on a going concern basis.

        In July 1999, the Board of Directors approved a 5-for-1 common stock split. The accompanying consolidated financial statements, including all shares and per share data, have been retroactively restated to reflect the stock split for all periods presented.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        PRINCIPLES OF CONSOLIDATION

        The consolidated financial statements include the accounts of worldweb.net, inc. and worldweb.net, europe inc. All material intercompany accounts and transactions have been eliminated.

        REVENUE RECOGNITION

        The Company recognizes revenue from software license arrangements in accordance with AICPA Statement of Position 97-2, "Software Revenue Recognition" (SOP 97-2) and related interpretations. SOP 97-2 requires that revenue recognized from software

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        arrangements be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products and services, post contract customer support, web site design and development, training or hosting. Under SOP 97-2, the determination of fair value is based on objective evidence specific to the vendor. In certain circumstances, if such evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time that evidence of fair value does exist or until all elements of the arrangement are delivered. SOP 97-2 was amended in February 1998 by Statement Of Position 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2" (SOP 98-4) and was amended again in December 1998 by Statement of Position 98-9 "Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions" (SOP 98-9). Those amendments deferred and then clarified, respectively, the specification of what is considered vendor specific objective evidence of fair value for the various elements in a multiple element arrangement. SOP 98-9 is effective for all transactions entered into by the Company in fiscal year 2000. The adoption of SOP 98-9 is not expected to have a material impact on the Company' operating results, financial position, results of operations or cash flows.

        The Company's software license arrangements generally involve customer subscriptions to the Company's software. Revenue from subscription arrangements, which generally involve customers obtaining the use of the Company's software products for a specified period of time, is recognized ratably over the subscription period assuming delivery of the product has occurred, persuasive evidence of an arrangement exists, the fee is fixed and determinable and collection of the resulting receivable is probable. Revenue from service arrangements primarily consists of consulting, including website design and development, training and hosting. Revenue from services is recognized as the service is performed. In circumstances where vendor specific objective evidence of the value of each contract element does not exist and undelivered elements do not involve significant production, modification or customization of the software, revenue may be recognized over the expected service term of the contract assuming all other criteria for revenue recognition have been satisfied. When customer acceptance or approval is required, revenue is not recognized until the service has been completed and customer acceptance is obtained. Customer advances and amounts billed to customers in excess of revenue recognized are recorded as deferred revenue.

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

        CASH AND CASH EQUIVALENTS

        The Company considers all unrestricted highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates fair value.

        PROPERTY AND EQUIPMENT

        Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, generally ranging from 3 years to 7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

        SOFTWARE DEVELOPMENT COSTS

        Software development costs are expensed as incurred until technological feasibility has been established. After the establishment of technological feasibility, such costs are capitalized until the product is available for general release to customers. Based on the Company's product development process, technological feasibility is established upon completion of a working model. To date, costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, through December 31, 1999, all software development costs have been expensed.

        CONCENTRATION OF CREDIT RISK

        The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company's cash equivalents consist of money market funds invested in U.S. government and agency securities placed with high credit quality financial institutions. The Company's accounts

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        receivable result primarily from sales of software licenses and related services to corporate customers. The Company performs periodic evaluations of its customers' financial condition and generally does not require collateral. To date, credit losses on accounts receivable have been within management's estimates.

        Revenue for the years ended December 31, 1998 and 1999 and accounts receivable as of December 31, 1999 were concentrated as follows (amounts represent the percentage of total revenue and accounts receivable), respectively:

                                                              Revenue                    Accounts
                                                        For the year ended              Receivable
                                                           December 31,                December 31,
                                                --------------------------------    --------------------
                       Customer                    1997        1998        1999       1998       1999
         -------------------------------------  -----------  ----------  ---------  ---------   ------
         A                                          *           18%          *          *         *
         B                                          *           11%         10%         *        19%

         -------------------
         * Represents less than 10%.

        ADVERTISING COSTS

        Advertising costs are expensed as incurred. Advertising costs were approximately $25,090; $315,370; and $2,446,520, for the years ended December 31, 1997, 1998 and 1999, respectively. At December 31, 1998 and 1999 prepaid advertising totalled $15,505 and $213,730, respectively.

        RESEARCH AND DEVELOPMENT

        Research and development costs are expensed when incurred.

        INCOME TAXES

        The provision for income taxes is determined in accordance with SFAS No. 109 , Accounting for Income Taxes, which requires the use of an asset and liability approach. Under this approach, deferred taxes represent the expected future tax consequences of temporary differences between the carrying amounts for financial statement reporting purposes and tax bases of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        STOCK-BASED COMPENSATION PLANS

        The Company measures compensation expense for employee stock-based compensation using the intrinsic value method and provides pro forma disclosures of net loss as if the fair value method had been applied in measuring compensation expense. Under the intrinsic value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period.

        IMPAIRMENT OF LONG-LIVED ASSETS

        As circumstances warrant, the Company periodically evaluates the recoverability of its long-lived assets. This evaluation primarily consists of a comparison of the carrying value of the assets with the assets' expected future cash flows, undiscounted and without interest costs. Estimates of expected future cash flows represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flows, undiscounted and without interest charges, exceed the carrying value of the asset, no impairment is recognized. Impairment losses are measured as the difference between the carrying value of long-lived assets and their fair value.

        BASIC AND DILUTED NET LOSS PER COMMON SHARE

        Basic net loss per common share is based on the weighted average number shares of common stock outstanding during each year. Diluted net loss per common share is based on the weighted average number of shares of common stock outstanding during each year, adjusted for the effect of potential shares of common stock equivalents arising from the assumed exercise of stock options, warrants and convertible securities, if dilutive.

        COMPREHENSIVE INCOME

        The Company has adopted the accounting treatment prescribed by SFAS No. 130, "Comprehensive Income" for 1999. The adoption of this statement had no impact on the Company's consolidated financial statements as the Company did not have any other comprehensive income components other then net loss during the periods presented.

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        SEGMENT REPORTING

        Effective January 1, 1998, the Company adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 established standards for the way companies report information about operating segments in interim and annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company has determined that it does not have any separately reportable business segments as of December 31, 1998 and 1999.

        RECENT ACCOUNTING PRONOUNCEMENTS

        In June 1998 the Financial Accounting Standards Board issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities". This statement is effective for the year ended December 31, 2001. SFAS 133 established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. The Company does not expect adoption of this standard to have a material impact on its financial position or results of operations.



3.      PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following at December 31:

                                         1998              1999
                                     -----------       -----------
Computer equipment and software      $   256,507       $   714,290
Office furniture and equipment           114,911           370,555
Leasehold improvements                    36,044             7,372
                                     -----------       -----------
                                         407,462         1,092,217
Accumulated depreciation                 (95,519)         (291,219)
                                     -----------       -----------
Property and equipment, net          $   311,943       $   800,998
                                     ===========       ===========

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        Included in property and equipment, net, at December 31, 1998 and 1999 are $79,004 and $205,783, respectively, of assets held under capital leases. Amortization of leasehold improvements was $260; $3,633; and $14,027, for the years ended December 31, 1997, 1998 and 1999, respectively.



4.      ACCOUNTS PAYABLE AND ACCRUED EXPENSES

        Accounts payable and accrued expenses consisted of the following at December 31:

                                               1998            1999
                                           ----------      ----------
Accounts payable and accrued expenses      $  354,577      $  733,463
Accrued compensation and benefits              77,045         698,683
                                           ----------      ----------
Total                                      $  431,622      $1,432,146
                                           ==========      ==========



5.      BORROWINGS

        1997 CONVERTIBLE LOAN FACILITY

        During December 1997, (the "1997 loan") the Company entered into a $1,000,000 convertible bridge loan facility with an investor. The loan operated as a revolving line of credit permitting the Company to borrow over the term of the agreement until maturity at November 30, 1998. This loan bore interest at 8.5%. The convertible bridge loan was subsequently amended to permit borrowings of up to $2,000,000. On November 30, 1998, the $2,000,000 outstanding bridge loan and approximately $91,000 of accrued interest were converted into 845,274 shares of mandatorily redeemable convertible preferred stock, Series A. The Company made no repayments under the 1997 loan and no gain or loss was recorded on the conversion.

        1999 STOCKHOLDER CONVERTIBLE NOTES

        During March through August 1999, the Company entered into convertible note agreements (the "1999 Notes") with selected holders of common or preferred stock.

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        Certain of these note holders are also members of the Company's Board of Directors. The 1999 notes allowed for borrowings of up $2,800,000, were unsecured and bore interest at interest rates ranging from 8.5% to 12.25%. Notes representing principal of $2,650,000 were convertible into shares of preferred or common stock upon the next qualifying preferred or common stock issuance by the Company at a conversion price of 90% of the price paid by third party investors. The Company has accounted for the beneficial conversion feature of the 1999 Notes in accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" -- "EITF 98-5"). The intrinsic value of the beneficial conversion feature at the date of issuance of the 1999 Notes has been recorded as a discount to the 1999 Notes and was recorded as additional expense over the term of the 1999 Notes. The Company also determined that the interest rate on certain of the 1999 notes was below market rate. The Company imputed interest regarding the 1999 Notes to record interest on these notes at the market rate of 12.25%. The Company has recorded the value of the below-market interest rate as a discount to the note and as a contribution to paid-in capital. The resulting discount was amortized to interest expense over the term of the 1999 Notes.

        During December 1999, principal and accrued interest of approximately $2,732,000 relating to the 1999 Notes was converted into 2,024,177 shares of mandatorily redeemable convertible preferred stock Series B and $156,000 of principal and interest was repaid. Upon conversion the holders of preferred stock Series B also received warrants to purchase 1,010,998 shares of common stock at an exercise price of $1.35 per share. The warrants, which expire in December 2006, have been valued using the Black-Scholes model and the following assumptions; fair value of common stock - $1.50; volatility -- 75%; risk free interest rate -- 6.19%; life of the warrants -- 7 years. The resulting discount of $1,028,000 along with preferred dividends will be recorded over the redemption period of the Series B preferred stock. At December 31, 1999, approximately $49,000 of principal remains outstanding under the 1999 Notes. Such amount is classified as Note due to stockholder in the accompanying Balance Sheet.

        SECURED BRIDGE FACILITY AND SECURED LINE OF CREDIT

        During September 1999, the Company entered into a bridge financing facility with a commercial bank (the "1999 Bridge Loan"). The Company borrowed $3,000,000 under the bridge facility, which was secured by all of the assets of the Company, bore interest at 12.25% and was due in full during March 2000. The Company repaid the 1999 Bridge

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        Loan in full in December 1999. No penalties were due relating to the repayment. In connection with the bridge facility, the Company granted the bank warrants to purchase 184,955 shares of common stock at an exercise price of $0.973 per share. The warrants have a term of 10 years. The warrants were valued using the Black-Scholes option pricing model (fair value of common stock - $1.50; risk free interest rate 6.28%; volatility 75%; life of the warrants - 10 years). In connection with the bridge facility, the 1999 Notes were subordinated to borrowings under the bridge facility.

        Contemporaneously with the bridge facility, the Company entered into a line of credit agreement with the bank. The line of credit allowed borrowings up to $1,000,000. The line of credit bore 9.25% interest. The security of the bridge facility and the line of credit consist of first priority-perfected security interests in all of the Company's assets including intellectual property. The maturity date of the line of credit is September 7, 2000. As of December 31, 1999 the Company has no borrowings outstanding under the line of credit.

        CAPITAL LEASE OBLIGATIONS

        Future minimum lease payments for assets under capital leases at December 31, 1999 are as follows:

2000                                             $ 94,251
2001                                               87,535
2002                                               60,995
2003                                               15,438
2004                                                2,231
                                                 --------
Total minimum lease payments                      260,450
Less amount representing interest                  37,420
                                                 --------
Present value of net minimum lease payments       223,030
Less current portion                               74,031
                                                 ========
Long term portion                                $148,999
                                                 ========

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.      MANDATORILY REDEEMABLE SECURITIES

        Series A

        During November 1998 and January and February 1999, the Company issued 946,340 and 303,196 shares, respectively, of mandatorily redeemable convertible preferred stock, Series A ("Series A Preferred Stock"). Series A Preferred Stock shares were issued during 1998 in connection with the conversion of the 1997 Loan (Note 4) and for gross cash proceeds of $250,000. Series A Preferred Stock shares were issued during 1999 for gross cash proceeds of $750,000.

        The Series A investor also received warrants to purchase 3,123,840 shares of common stock. The warrants have a term of 7 years and were immediately exercisable. The exercise price of the warrants was established as the purchase price paid by the first person or group, which acquires common stock or securities convertible into common stock subsequent to the issuance of the Series A stock. In accordance with EITF 98-5, the Company recorded the value of the warrants as a discount to the Series A using an established option pricing mode and the following assumptions -- exercise price -- $1.50; fair value of common stock - $0.50; volatility -- 75%; risk free interest rate -- 4.78%. The resulting discount of $456,000, along with $31,000 of issuance costs, are being accreted to the redemption value of the Series A Preferred Stock.

        CONVERSION

        Each share of the Series A is convertible at any time into five shares of common stock. The conversion ratio is subject to adjustments for specified events including stock splits and stock dividends. The Series A will automatically convert into common stock at the then-prevailing conversion ratio if the Company completes an initial public offering that results in gross proceeds to the Company of at least $30,000,000.

        LIQUIDATION PREFERENCE

        In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to a liquidation preference of $2.4735 per share plus accrued and unpaid dividends. The liquidation preference will be paid to the holders of Series A preferred stock after the payment of the liquidation preference due to the holders

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        of Series B preferred stock and before any payments to holders at common stock. No dividends have been declared through December 31, 1999.

        In the event the amount available for distribution to holders of Series A Preferred Stock is insufficient to pay the full liquidation amount, then no amount shall be distributed to the holders of common stock and the assets shall be distributed among the holders of the Series A Preferred Stock on a pro rata basis. After payment of the liquidation amount to the holders of Series A Preferred Stock, any remaining assets shall be distributed to the holders of Common Stock on a pro rata basis.

        MANDATORY REDEMPTION

        On December 31, 2003, the Company must redeem all of the then issued and outstanding shares of Series A preferred stock for $2.4735 per share plus any accrued and unpaid dividends that have been declared, if the holders of a majority of the then issued and outstanding shares of Preferred Stock notify the Company in writing. As of December 31, 1999, all of the issued and outstanding Series A Preferred Stock shares are held by one stockholder and related party.

        DIVIDENDS, VOTING AND OTHER RIGHTS

        The declaration of dividends is at the discretion of the Board of Directors. However, the Board of Directors may not declare or pay any dividends with respect to common stock without the approval of the holders of two-thirds of the issued and outstanding shares of Series A Preferred Stock, voting with respect thereto as a separate class.

        Holders of the Series A preferred stock are entitled to the number votes which is equal to the number of shares of common stock into which the Series A Preferred Stock shares are convertible into with the exception of voting together with the common stockholders to appoint one member of the Company's Board of Directors. The holders of the Series A Preferred Stock are also entitled to vote as a class separate from all other classes of stock of the Company to elect one member of the Company's Board of Directors.

        Series B

        During December 1999, the Company issued 13,888,658 shares of mandatorily redeemable convertible preferred stock Series B ("Series B Preferred Stock") 11,066,667

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        shares of Series B were issued for gross cash proceeds totaling $17,800,000 and 2,024,177 shares of Series B Preferred stock were issued upon the partial conversion of the 1999 Notes (Note 4). Purchasers of Series B Preferred Stock and the underwriters of the private placement also received warrants to purchase 6,527,345 shares of common stock at an exercise price of $1.50 per share. The warrants, which expire in December 2006, have been valued using the Black-Scholes model and the following assumptions; fair value of common stock - $1.50 per share; volatility -- 75%; risk free interest rate -- 6.19%; life of warrants -- 7 years. The resulting discount of $6,448,000, along with issuance costs of $1,221,000 and preferred dividends will be recorded over the redemption period of the Series B Preferred Stock.

        CONVERSION

        Each share of the Series B Preferred Stock is convertible into one share of common stock at the option of the holder at any time. The conversion ratio is subject to adjustments for specified events such as stock splits and stock dividends.

        The Series B Preferred Stock will automatically convert into common stock at the prevailing conversion rate if the Company completes an initial public offering that results in gross proceeds to the Company of at least $30,000,000 and a per share price of at least $6.

        LIQUIDATION PREFERENCE

        Upon liquidation, dissolution or winding up of the Company each holder of the Series B Preferred Stock shall be entitled to be paid, before any payments to holders of all other securities, an amount equal to $1.50 plus accrued and unpaid dividends plus an amount equal to the distribution that holders of Series B preferred stock would have received if the Series B had been converted into shares of common stock immediately prior to the liquidation: in respect of a liquidation occurring prior to December 31, 2000, an amount in excess of the liquidation value of the Series B Preferred Stock plus a 50% compound annual rate of return thereon or, in respect of a liquidation after this date, an amount of twice the liquidation value of the Series B Preferred Stock.

        In the event the amount available for distribution is insufficient to pay the full liquidation amount, no amount shall be distributed to the holders of Series A preferred stock or common stock and the assets shall be distributed among the holders of the Series B

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


        Preferred Stock on a pro rata basis. After the payment of the liquidation amount to the holders of Series B Preferred Stock, any remaining assets shall be distributed first to the holders of Series A and then to the holders of Common Stock as discussed above.

        MANDATORY REDEMPTION

        The holders at Series B preferred stock are entitled to demand redemption at any time on or after the earlier of (a) December 31, 2003, and (b) immediately prior to redemption of the series A preferred stock.

        DIVIDENDS, VOTING AND OTHER RIGHTS

        The Company shall pay preferred dividends in cash to the holders of Series B Preferred Stock. Dividends shall accrue at a rate of 8% per annum plus all accumulated dividends thereon. Dividends shall accrue whether paid or not and whether or not the Company is profitable.

        The Board of Directors may not declare or pay any dividends with respect to Series A preferred or common stock without the approval of the holder of two-thirds of the issued and outstanding shares of Series B Preferred Stock, voting with respect thereto as a separate class.

        Holders of the Series B Preferred Stock are entitled to the number of votes which is equal to the number of shares of common stock into which the Series B Preferred Stock shares are convertible with the exception of voting together with the common stockholders to appoint two members of the Company's Board of Directors.


7.      COMMON STOCK

        The Company was incorporated on October 12, 1994. From the date of the Company's incorporation through August 10, 1995 shares of common stock were issued to the Company's founders in exchange for cash and equipment. Common Stock issued in exchange for equipment, typically computer equipment, was recorded based on the estimated fair value of the equipment received by the Company.

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        During September 1995, outside investors purchased 3,500,000 shares par value common stock for $0.023 per share in a private placement. Net proceeds from the sale were $82,000.

        During June 1997, the Company repurchased 2,500,000 shares of common stock from a stockholder for $65,344 or $0.026 per share. In connection with this repurchase, the Company issued a $65,344 Note payable to the stockholder. The note accrued interest at 11.5% and was paid during 1998.

        During September 1997, the Company entered into an agreement with a consultant pursuant to which the consultant agreed to perform certain services for the Company and pay cash consideration of $2,500 in exchange for 1,250,000 shares of common stock. The Company recorded $125,000 in compensation expense in connection with this transaction.

        During January 1998, the Company repurchased 5,557,500 shares of common stock for $350,000 in cash.

        In January 1999, the Company entered into an employment agreement under the terms of which the individual received 125,000 shares of fully vested common stock as partial payment for his employment. The Company recorded $62,500 of compensation expense in connection with this transaction.

        Holders of the common stock are entitled to one vote per share at any annual meeting or at any special meeting of the stockholders called for the purpose of electing directors or voting on any matter which may properly be presented to the holders of the common stock for a vote. The holders of the common stock shall be entitled to vote as a class separate from all other classes of stock of the Company in any vote for the election of the Directors of the Company, and shall be entitled to elect by such class vote two directors.

8.      STOCK BASED COMPENSATION PLANS

        In September 1997, the Company adopted the 1997 stock option plan (the "1997 plan") and in January 1998, the 1998 stock option plan (the "1998 plan"). The 1997 plan and the 1998 plan call for the granting of stock options to eligible employees and officers of the Company. The 1997 plan and the 1998 plan allow the Company to issue either

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        incentive or non-qualified options, which vest over such periods as may be determined by the Board of Directors. Options are granted with an exercise price not less than the estimated fair value of the common stock on the date of the grant as determined by the Company's management.

        Options may not be issued under the 1997 plan and the 1998 plan to holders of at least 10% of the Company's common stock unless the exercise price is at least 110% of the estimated fair value of the common stock at the date of the grant and the term of the option does not exceed five years from the date of the grant. At December 31, 1999 there are 212,500 and 1,723,157 shares of common stock reserved and available for distribution under the 1997 plan and the 1998 plan, respectively.

        The following is a summary of activity under the 1997 plan and 1998
        Plan:

                                            Number of Shares of
                                               Common Stock                                    Weighted
                                      -------------------------------         Exercise         Average
                                          1997               1998              Price            Exercise
                                          Plan               Plan            Per Share           Price
                                      ------------       ------------       ------------      ------------
Granted                                    175,000                  -       $       0.10      $       0.10
Exercised                                        -                  -                  -                 -
Forfeited                                  (10,000)                 -       $       0.10      $       0.10
                                      ------------      ------------
Balance at December 31, 1997               165,000                  -       $       0.10      $       0.10
Granted                                     37,500            300,000        $0.10-$0.50      $       0.12
Exercised                                        -                  -                  -                 -
Forfeited                                  (55,000)           (20,000)      $       0.10      $       0.10
                                      ------------      ------------
Balance at December 31, 1998               147,500            280,000        $0.10-$0.50      $       0.11
Granted                                          -          2,420,750        $0.10-$1.50      $       1.12
Cancelled                                        -                  -                  -                 -
Forfeited                                  (35,000)          (125,000)       $0.10-$1.50      $       0.34
                                      ============      ============
Ending Balance                             112,500          2,575,750        $0.10-$1.50      $       1.01
                                      ============      ============
Exercisable at December 31, 1999            60,000              3,750        $0.10-$0.50      $       0.12
                                      ============      ============

        The exercise prices of all options granted during 1997 and 1998 were equal to the fair value as determined by the Board of Directors.

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        Fair Value of Stock Options

        For disclosure purposes under FAS No. 123, the fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model and the following weighted-average assumptions:

Expected life                                           4 years
Risk-free interest                  Ranging from 4.38% to 6.06%
Volatility                                                   0%
Dividend yield                                               0%

        Utilizing these assumptions, the weighted-average fair value of the stock options granted during 1997, 1998 and 1999 would be $0.01, $0.01 and $0.10 respectively.

        Under the above model, the total value of stock options granted was $704 and $25,440 for 1998 and 1999, respectively. Had the Company determined compensation costs in accordance with SFAS No. 123, the Company's pro forma results would have been the following:

                                 1998                  1999
                            ---------------       ---------------
Net loss available to
common stockholders:
   As reported              $    (1,924,468)      $    (9,337,103)
   SFAS 123 adjustment                 (704)              (25,440)
                            ===============       ===============
   Pro Forma                $    (1,925,172)      $    (9,362,543)
                            ===============       ===============
Net loss per share:
    As reported             $         (0.10)      $         (0.50)
                            ===============       ===============
    Pro Forma               $         (0.10)      $         (0.50)
                            ===============       ===============

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


9.      INCOME TAXES

        As the Company has incurred operating losses for both book and tax purposes since inception, there is no provision for income taxes in the accompanying statement of operations. The Company's effective tax rate differs from the statutory Federal rate based primarily on the effects of a full valuation allowance.

        Deferred taxes are comprised of the following at December 31, 1998 and 1999:

                                         1998              1999
                                     -----------       -----------

Allowance for doubtful accounts       $        -       $    30,281
Property and equipment                   (39,370)               30
Net operating loss                       887,423         4,020,448
Valuation allowance                     (848,053)       (4,050,759)
                                     ===========       ===========
Net deferred tax asset                $        -        $        -
                                     ===========       ===========

        Management believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realizablity of the deferred tax assets such that, a full valuation allowance is provided.

        At December 31, 1999, the Company has $10,659,895 of cumulative federal net operating loss carryforwards. These amounts will be carried forward to offset future taxable income, subject to ownership change limitations. The net operating loss carryforwards will begin to expire in 2010. The realization of the benefits of loss carryforwards is dependent on sufficient taxable income in future years. Lack of future earnings, a majority change in the ownership of the Company or the application of the alternative minimum tax rules could adversely affect the Company's ability to utilize the loss carryforwards.


10.     RELATED PARTY TRANSACTIONS

        During 1997, 1998 and 1999 the Company issued notes to Directors and stockholders (Note 4), those were partially converted into preferred stock Series A and B (Note 5).

        In December of 1998 and 1999 the Company made short-term advances to stockholders of the Company. The advances are included within prepaid and other assets in the

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        accompanying balance sheets at December 31, 1998 and 1999 and amount to $20,500 and $8,778, respectively. Subsequent to year-end all advances were repaid in full.

        During 1998 and 1999, the Company recorded $90,784 and $451,058 of related party interest expense, respectively.


11.     COMMITMENTS AND CONTINGENCIES

        LEASE COMMITMENTS

        The Company leases certain office facilities and equipment under noncancelable operating lease agreements. Rent expense for the years ended December 31, 1997, 1998 and 1999 under these operating leases was $80,393, $97,527 and $253,000, respectively.

        Future minimum annual payments under noncancelable operating leases as of December 31, 1999 are:

   2000                        $ 1,014,865
   2001                          1,252,757
   2002                          1,206,918
   2003                          1,197,941
   2004                          1,167,831
thereafter                       6,386,177
                               -----------
   Total                       $12,226,489
                               ===========




        LITIGATION

        From time to time, the Company is subject to legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business. While the outcome of these claims cannot be predicted with certainty, the Company does not believe that the outcome of any of these legal matters will have a material adverse effect on the Company's business, operating results, or financial position.

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12.     BASIC AND DILUTED LOSS PER COMMON SHARE

        The Company implemented SFAS No. 128, Earnings per Share, in 1998, which requires certain disclosures relating to the calculation of earnings per common share.

        For the year ended December 31, 1998, 946,345 shares of Series A Preferred Stock that are convertible into 4,731,725 shares of common stock are not included in the computation of the diluted earnings per share as a result of their antidilutive effect. For the year ended December 31, 1999, 1,249,541 shares of Series A Preferred Stock that are convertible into 6,247,680 shares of common stock and 13,888,658 shares of Series B Preferred Stock that are convertible into 13,888,658 shares of common stock are not included in the computation of the diluted earnings per share as a result of their antidilutive effect. For the year ended December 31, 1998, 3,123,840 warrants related to Series A Preferred that are convertible into 3,123,840 shares of common stock with a weighted average exercise price of $1.50 are not included in the computation of the diluted earnings per share as a result of their antidilutive effect. For the year ended December 31, 1999, 10,847,138 warrants that are convertible into 10,847,138 shares of common stock with a weighted average exercise price of $1.49 are not included in the computation of the diluted earnings per share as a result of their antidilutive effect. For the year ended December 31, 1997 stock options to purchase 165,000 shares of common stock with a weighted average exercise price of $0.10 per share are not included in the computation of the diluted earnings per share as a result of their antidilutive effect. For the year ended December 31, 1998 stock options to purchase 427,000 shares of common stock with a weighted average exercise price of $0.11 per share are not included in the computation of the diluted earnings per share as a result of their antidilutive effect. For the year ended December 31, 1999 stock options to purchase 2,688,250 shares of common stock with a weighted average exercise price of $1.01 per share are not included in the computation of the diluted earnings per share as a result of their antidilutive effect.

                               WORLDWEB.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13.     SUPPLEMENTAL CASH FLOW INFORMATION


                                                                      1997            1998            1999
                                                                   ----------      ----------      ----------
Supplemental cash flow information:
  Cash paid for interest                                           $   11,299      $    3,403      $   89,305

Non cash investing and financing activities:
  Accrual of preferred stock dividends                                      -               -          68,442
  Preferred stock accretion                                                 -           5,142         165,039
  Equipment purchased under capital lease                                   -          81,555         204,228
  Fair value of common stock issued to employees in return of         125,000               -          62,500
  services
  Conversion of note payable into preferred stock                           -       2,091,000       2,732,000
  Issuance of warrants                                                      -               -       7,717,856
Beneficial conversion feature -- Series B                                   -               -               -
Issuance of note payable to purchase treasury stock                    65,334               -               -